Exhibit 5.01

September 22, 2016

Agilent Technologies, Inc.

5301 Stevens Creek Boulevard

Santa Clara, California 95051

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (File No. 333-209512) (the “Registration Statement”) filed by Agilent Technologies, Inc., a Delaware corporation (the “Company”), on February 12, 2016 with the United States Securities and Exchange Commission (the “Commission”) under Rule 462(e) of the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance and sale, from time to time by the Company of one or more series of its debt securities (the “Debt Securities”) issuable pursuant to an indenture dated October 24, 2007 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), with an indeterminate aggregate principal amount of the Debt Securities as may at various times be issued at indeterminate prices, in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.  In accordance with the prospectus and prospectus supplements that comprise part of the Registration Statement, the Company may offer and sell the Debt Securities from time to time or on a continuous basis.

The Company currently proposes to sell Debt Securities consisting of up to an aggregate of $300,000,000 principal amount of the Company’s 3.050% Senior Notes due 2026, pursuant to the terms of the Indenture and the Eighth Supplemental Indenture, dated as of September 22, 2016, by and between the Company and the Trustee (the “Eighth Supplemental Indenture”) (the “Takedown Securities”), under the Registration Statement (the “Offering”), all of which will be sold to the several underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”) pursuant to the Underwriting Agreement, dated as of September 15, 2016, by and among the Company and the Underwriters (the “Underwriting Agreement”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)                                 The Company’s Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on July 30, 1999 and certified by the Delaware Secretary of State on September 7, 2012 (the “Restated Certificate”);

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(2)                                 The Company’s Amended and Restated Bylaws, approved by the Company’s Board of Directors (the “Board”) on November 20, 2012 and certified by the Company’s Secretary on September 22, 2016 as being the currently effective bylaws of the Company (the “Bylaws”);

(3)                                 The Registration Statement, together with the exhibits filed as a part thereof;

(4)                                 The base prospectus, dated February 12, 2016, comprising part of the Registration Statement (the “Base Prospectus”) and the accompanying prospectus supplement applicable to the Offering (the “Prospectus Supplement”);

(5)                                 The resolutions of the Board adopted at meetings on August 11, 2005, March 18, 2015 and November 19, 2015 and the resolutions adopted by the Special Finance Committee of the Board on October 24, 2007, approving the Indenture, and the resolutions adopted by the Special Finance Committee of the Board on September 13, 2016, and an Officer’s Certificate, dated September 22, 2016, establishing the terms of the Takedown Securities (the “Resolutions”) that have been delivered to us by, and certified to us by, the Company for purposes of rendering this opinion;

(6)                                 A Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated September 12, 2016, stating that the Company is in good standing under the laws of the State of Delaware (the “Certificate of Good Standing”) and a telephone or facsimile notice as of September 21, 2016 stating that the information in the Certificate of Good Standing is or continues to be accurate as of such date;

(7)                                 The fully executed Indenture dated October 24, 2007 and the form of the Eighth Supplemental Indenture;

(8)                                 The fully executed Underwriting Agreement;

(9)                                 The form of the Takedown Securities;

(10)                          The form of Officer’s Certificate delivered pursuant to Sections 1.02, 2.02 and 8.06 of the Indenture; and

(11)                          An Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing factual and other representations (the “Opinion Certificate”).

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In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any documents reviewed by us, and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.  We have also assumed that, if and to the extent that the Takedown Securities are issued in certificated form, the certificates or instruments representing the Takedown Securities will be, when issued, properly signed by authorized officers of the Company or their agents, properly authenticated in accordance with the terms of the Indenture and delivered to the intended recipients with the intent that the Company be bound thereby.  We have also assumed that the Indenture and the Eighth Supplemental Indenture are, and at the time of execution, authentication, issuance and delivery of the Takedown Securities will be, valid and legally binding obligations of the Trustee.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any of the Takedown Securities, there will not have occurred any change in law affecting the legality or validity of the Takedown Securities.  We also assume that the Indenture and the Eighth Supplemental Indenture have been validly executed and delivered by the Trustee and the Underwriting Agreement has been validly executed and delivered by the Underwriters.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above and the representations and warranties made by representatives of the Company to us, including, but not limited to, those set forth in the Opinion Certificate.  We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, (i) the currently existing laws of the United States of America, (ii) the currently existing laws of the State of California, (iii) the Delaware General Corporation Law and reported judicial decisions relating thereto, and (iv) solely with respect to whether or not the Takedown Securities are the valid and binding obligations of the Company, the currently existing laws of the State of New York.

This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Takedown Securities:

(a)                                 the effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, and other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors;

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(b)                                 the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law;

(c)                                  the effect of laws relating to usury or permissible rates of interest for loans, forebearances or the use of money; and

(d)                                 the effect of provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, we are of the opinion that the Takedown Securities, when issued, sold and delivered (i) in the manner and for the consideration approved by the Board in accordance with the Resolutions, (ii) as stated in the Prospectus Supplement, and (iii) pursuant to, and in accordance with, the terms of the Underwriting Agreement, will be validly issued if issued in certificated form, and will constitute valid and binding obligations of the Company.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Base Prospectus and Prospectus Supplement constituting a part thereof and, provided that the conditions set forth in this letter are satisfied, any amendments or supplements thereto.  In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder.

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September 22, 2016

This opinion is intended solely for use in connection with the issuance and sale of the Takedown Securities under the Registration Statement and is not to be relied upon for any other purpose.  In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and is based solely on our understanding of facts in existence as of such date and does not address any potential changes in facts, circumstances or law that may occur after the date of this opinion letter. We assume no obligation to advise you, or any other person or entity, of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any opinion expressed herein.

Very truly yours,

/s/ Fenwick & West LLP